Exhibit 10.28

MAJOR LEAGUE UNIFORM PLAYER'S CONTRACT

Parties

Between                                                 Angels Baseball LP                                                                         , herein called the Club,
and                                                Andrew M.Heaney
of                                     [***]                                                                                            , herein called the Player.

Recital

The Club is, along with other Major League Clubs, signatory to the Major League Constitution and has subscribed to the Major League Rules.

Agreement

In consideration of the facts above recited and of the promises of each to the other, the parties agree as follows:

Employment

1. The Club hereby employs the Player to render, and the Player agrees to render, skilled services as a baseball player during the year(s) See Special Covenants including the Club's training season, the Club's exhibition games, the Club's playing season, the Wild Card Game, the Division Series, the League Championship Series and the World Series (or any other official series in which the Club may participate and in any receipts of which the Player may be entitled to share).

Payment

2. For performance of the Player's services and promises hereunder the Club will pay the Player the sum of See Special Covenants in semimonthly instalments after the commencement of the championship season(s) covered by this contract except as the schedule of payments may be modified by a special covenant. Payment shall be made on the day the amount becomes due, regardless of whether the Club is "home" or "abroad." If a monthly rate of payment is stipulated above, it shall begin with the commencement of the championship season (or such subsequent date as the Player's Services may commence) and end with the termination of the championship season and shall be payable in semi-monthly installments as above provided.

Nothing herein shall interfere with the right of the Club and the Player by special covenant herein to mutually agree upon a method of payment whereby part of the Player's salary for the above year can be deferred to subsequent years. The Club shall be permitted to deduct from the Player's salary only those amounts that are specifically authorized by the Basic Agreement, this contract, any mutually agreed upon special covenant hereto, or a separate authorization signed by the Player. Any special covenant or authorization for a deduction from the Player's salary must state with specificity the particular expense for which the deduction is authorized. All deductions from a Player's salary must be identified on the Player's paystub and, if necessary, a separate document.

If the Player is in the service of the Club for part .of the championship season only, he shall receive such proportion of the sum above mentioned, as the number of days of his actual employment in the championship season bears to the number of days in the championship season. Notwithstanding the rate of payment stipulated above, the minimum rate of payment to the Player for each day of service on a Major League Club shall be at the applicable rate set forth in Article VI(A)(l) of the Basic Agreement between the Thirty Major League Clubs and the Major League Baseball Players Association, effective December 12, 2011 ("Basic Agreement"). The minimum rate of payment for Minor League service for all Players (a) signing a second Major League contract (not covering the same season as any such Player's initial Major League contract) or a subsequent Major League contract, or (b) having at least one day of Major League service, shall be at the applicable rate set forth in Article VI(A)(2) of the Basic Agreement. The minimum rate of payment for Minor League service for all Players signing a first Major League contract who are not covered by Article VI(A)(2) of the Basic Agreement shall be at the applicable rate set forth in Article VI(A)(3) of the Basic Agreement.

Payment to the Player at the rate stipulated above shall be continued throughout any period in which a Player is required to attend a regularly scheduled military encampment of the Reserve of the Armed Forces or of the National Guard during the championship season.

Loyalty

3.(a) The Player agrees to perform his services hereunder diligently and faithfully, to keep himself in first-class physical condition and to obey the Club's training rules, and pledges himself to the American public and to the Club to conform to high standards of personal conduct, fair play and good sportsmanship.

Baseball Promotion

3.(b) In addition to his services in connection with the actual playing of baseball, the Player agrees to cooperate with the Club and participate in any and all reasonable promotional activities of the Club and Major League Baseball, which, in the opinion of the Club, will promote the welfare of the Club or professional baseball, and to observe and comply with all reasonable requirements of the Club respecting conduct and service of its team and its players, at all times whether on or off the field.

Pictures and Public Appearances

3.(c) The Player agrees that his picture may be taken for still photographs, motion pictures or television at such times as the Club may designate and agrees that all rights in such pictures shall belong to the Club and may be used by the Club for publicity purposes in any manner it desires. The Player further agrees that during the playing season he will not make public appearances, participate in radio or television programs or permit his picture to be taken or write or sponsor newspaper or magazine articles or sponsor commercial products without the written consent of the Club, which shall not be withheld except in the reasonable interests of the Club or professional baseball.

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PLAYER REPRESENTATIONS

Ability

4.(a) The Player represents and agrees that he has exceptional and unique skill and ability as a baseball player; that his services to be rendered hereunder are of a special, unusual and extraordinary character which gives them peculiar value which cannot be reasonably or adequately compensated for in damages at law, and that the Player's breach of this contract will cause the Club great and irreparable injury and damage. The Player agrees that, in addition to other remedies, the Club shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Player, including, among others, the right to enjoin the Player from playing baseball for any other person or organization during the term of his contract.

Condition

4.(b) The Player represents that he has no physical or mental defects known to him and unknown to the appropriate representative of the Club which would prevent or impair performance of his services.

Interest in Club

4.(c) The Player represents that he does not, directly or indirectly, own stock or have any financial interest in the ownership or earnings of any Major League Club, -except as hereinafter expressly set forth, and covenants that he will not hereafter, while connected with any Major League Club, acquire or hold any such stock or interest except in accordance with Major League Rule 20(e).

Service

5.(a) The Player agrees that, while under contract, and prior to expiration of the Club's right to renew this contract, he will not play baseball otherwise than for the Club, except that the Player may participate in post-season games under the conditions prescribed in the Major League Rules. Major League Rule 18(b) is set forth herein.

Other Sports

5.(b) The Player and the Club recognize and agree that the Player's participation in certain other sports may impair or destroy his ability and skill as a baseball player. Accordingly, the Player agrees that he will not engage in professional boxing or wrestling; and that, except with the written consent of the Club, he will not engage in skiing, auto racing, motorcycle racing, sky diving, or in any game or exhibition of football, soccer, professional league basketball, ice hockey or other sport involving a substantial risk of personal injury.

Assignment

6.(a) The Player agrees that his contract may be assigned by the Club (and reassigned by any assignee Club) to any other Club in accordance with the Major League Rules. The Club and the Player may, without obtaining special approval, agree by special covenant to limit or-eliminate the right of the Club to assign this contract.

Medical Information

6.(b) The Player agrees:

(1)

that the Club's physician and any other physician or medical professional consulted by the Player pursuant to Regulation 2 of this contract or Article XIII(D) of the Basic Agreement may furnish to the Club all relevant medical information relating to the Player. Except as permitted by Article XIII(G) of the Basic Agreement, which is incorporated herein by reference, the Club is prohibited from re-disclosing any such information without the express written consent of the Player. The Club's physician shall be the custodian of the medical records furnished to a Club pursuant to this Paragraph 6(b). The Club's trainers shall have access to all such records provided to the Club.

(2)

that, should the Club contemplate an assignment of this contract to another Club or Clubs, the Club's physician may furnish to the physicians and officials of such other Club or Clubs all relevant medical information relating to the Player; provide however, that said physicians and officials are prohibited from re-disclosing any such information without the express written consent of the Player. In addition, within thirty (30) days from the receipt of the Player's medical information, the physicians and officials of the Club which requested the medical information will return any and all documents received to the Player's Club, and will not keep copies of any documents it received or any other records indicating the substance of the medical information transmitted. If the Player's UPC is assigned before the information is returned in accordance with this subparagraph (2), the assignee Club may retain the information. A Player may, at the time that he is no longer under reserve to the Club or on December 1 of every other year, whichever is earlier, request that the Club notify him of the Clubs to which his medical information was provided pursuant to this Paragraph 6(b)(2).

No Salary Reduction

6.(c) The amount stated in paragraph 2 and in special covenants hereof which is payable to the Player for the period stated in paragraph 1 hereof shall not be diminished by any such assignment, except for. failure to report as provided in the next subparagraph (d).

Reporting

6.(d) The Player shall report to the assignee Club promptly (as provided in the Regulations) upon receipt of written notice from the Club of the assignment of this contract. If the Player fails to so report, he shall not be entitled to any payment for the period from the date he receives written notice of assignment until he reports to the assignee Club.

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Obligations of Assignor and Assignee Clubs

6.(e) Upon and after such assignment, all rights and obligations of the assignor Club hereunder shall become the rights and obligations of the assignee Club; provided, however, that

(1)

The assignee Club shall be liable to the Player for payments accruing from the date of assignment and shall not be liable (but the assignor Club shall remain liable) for payments accrued prior to and including that date.

(2)

If at any time the assignee is a Major League Club, it shall be liable to pay the Player at the full rate stipulated in paragraph 2 hereof for the remainder of the period stated in paragraph 1 hereof and all prior assignors and assignees shall be relieved of liability for any payment for such period.

(3)

Unless the assignor and assignee Clubs agree otherwise, if the assignee Club is a Minor League Baseball Club, the assignee Club shall be liable only to pay the Player at the rate usually paid by said assignee Club to other Players of similar skill and ability in its classification and the assignor Club shall be liable to pay the difference for the remainder of the period stated in paragraph I hereof between an amount computed at the rate stipulated in paragraph 2 hereof and the amount so payable by the assignee Club.

(4)	If performance and/or award bonuses are included as Special Covenants hereunder and an assignment is made during the championship season, the responsibility for such bonuses shall be as follows:

(i)	All performance and/or award bonuses earned prior to the assignment shall be the responsibility of the assignor Club;

(ii)

The responsibility for any and all performance bonuses earned after the assignment shall be prorated between the assignor and assignee Clubs in proportion to the total number of relevant events attained during the season with each Club involved; and (iii) The responsibility for _any and all award bonuses earned after the assignment shall be the full and exclusive responsibility of the Club for whom the Player was performing services at the end of the championship season. For purposes of this paragraph, an award bonus for election or selection to the All-Star Game shall be deemed to be earned on the day of the announcement of the election or selection, an award bonus for performance over the championship season shall be deemed earned on the last day of the championship season and an award bonus for performance in the post-season shall be deemed earned on the day of the announcement of the award.

Moving Allowances

6.(f) The Player shall be entitled to moving allowances under the circumstances and in the amounts set forth in Articles VII(F) and VIII of the Basic Agreement.

"Club"

6.(g) All references in other paragraphs of this contract to "the Club" shall be deemed to mean and include any assignee of this contract.

TERMINATION

By Player

7.(a) The Player may terminate this contract, upon written notice to the Club, if the Club shall default in the payments to the Player provided for in paragraph 2 hereof or shall fail to perform any other obligation agreed to be performed by the Club hereunder and if the Club shall fail to remedy such default within ten (10) days after the receipt by the Club of written notice of such default. The Player may also terminate this contract as provided in subparagraph (d)(4) of this paragraph 7. (See Article XV(J) of the Basic Agreement.)

By Club

7.(b) The Club may terminate this contract upon written notice to the Player (but only after requesting and obtaining waivers of this contract from all other Major League Clubs) if the Player shall at any time:

(1)

fail, refuse or neglect to conform his personal conduct to the standards of good citizenship and good sportsmanship or to keep himself in first-class physical condition or to obey the Club's training rules; or

(2)	fail, in the opinion of the Club's management, to exhibit sufficient skill or competitive ability to qualify or continue as a member of the Club's team; or

(3)	fail, refuse or neglect to render his services hereunder or in any other manner materially breach this contract.

7.(c) If this contract is terminated by the Club, the Player shall be entitled to termination pay under the circumstances and in the amounts set forth in Article IX of the Basic Agreement. In addition, the Player shall be entitled to receive an amount equal to the reasonable traveling expenses of the Player, including first-class jet air fare and meals en route, to his home city.

Procedure

7.(d) If the Club proposes to terminate this contract in accordance with subparagraph (b) of this paragraph 7, the procedure shall be as follows:

(1)The Club shall request waivers from all other Major League Clubs. Such waivers shall be good for the periods specified in Major League Rule 10. Such waiver request must state that it is for the purpose of terminating this contract and it may not be -withdrawn.

(2)

Upon receipt of waiver request, any other Major League Club may claim assignment of this contract at a waiver price of $1.00, the priority of claims to be determined in accordance with the Major League Rules.

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(3)If this contract is so claimed, the Club shall, promptly and before any assignment, notify the Player that it had requested waivers for the purpose of terminating this contract and that the contract had been claimed.

(4)Within five (5) days after receipt of notice of such claim, the Player shall be entitled, by written notice to the Club, to terminate this contract on the date of his notice of termination. If the Player fails to so notify the Club, this contract shall be assigned to the claiming Club.

(5)If the contract is not claimed, the Club shall promptly deliver written notice of termination to the Player at the expiration of the waiver period.

7.(e) Upon any termination of this contract by the Player, all obligations of both Parties hereunder shall cease on the date of termination, except the obligation of the Club to pay the Player's compensation to said date.

Regulations

8. The Player accepts as part of this contract the Regulations set forth herein.

Rules

9.(a) The Club and the Player agree to accept, abide by and comply with all provisions of the Major League Constitution, and the Major League Rules, or other rules or regulations in effect on the date of this Uniform Player's Contract, which are not inconsistent with the provisions of this contract or the provisions of any agreement between the Major League Clubs and the Major League Baseball Players Association, provided that the Club, together with the other Major League Clubs and Minor League Baseball, reserves the right to modify, supplement or repeal any provision of said Constitution, Major League Rules or other rules and regulations in a manner not inconsistent with this contract or the provisions of any then existing agreement between the Major League Clubs and the Major League Baseball Players Association.

Disputes

9.(b) All disputes between the Player and the Club which are covered by the Grievance Procedure as set forth in the Basic Agreement shall be resolved in accordance with such Grievance Procedure.

Publication

9.(c) The Club, the Senior Vice President, Standards and On-Field Operations and the Commissioner, or any of them, may make public the findings, decision and record of any inquiry, investigation or hearing held or conducted, including in such record all evidence or information given, received, or obtained in connection therewith.

Renewal

10.(a) Unless the Player has exercised his right to become a free agent as set forth in the Basic Agreement, the Club may retain reservation rights over the Player by instructing the Office of the Commissioner to tender to the Player a contract for the term of the next year by including the Player on the Central Tender Letter that the Office of the Commissioner submits to the Players Association on or before December 2 (or if a Sunday, then on or before December 1) in the year of the last playing season covered by this contract. (See Article XX(A) of and Attachments 9 and 12 to the Basic Agreement.) If prior to the March I next succeeding said December 2, the Player and the Club- have not agreed upon the terms of such contract, then on or before ten (10) days after said March 1, following his signature hereto, or if none be given, then at his last address of record with the Club, to renew this contract for the period of one year on the same terms, except that the amount payable to the Player shall be such as the Club shall fix in said notice; provided, however, that said amount, if fixed by a Major League Club, shall be in an amount payable at a rate not less than as specified in Article VI, Section B, of the Basic Agreement. Subject to the Player's rights as set forth in the Basic Agreement, the Club may renew this contract from year to year.

10.(b) The Club's right to renew this contract, as provided in subparagraph (a) of this paragraph 10, and the promise of the Player not to play otherwise than with the Club have been taken into consideration in determining the amount payable under paragraph 2 hereof.

Governmental Regulation-National Emergency

11. This contract is subject to federal or state legislation, regulations, executive or other official orders or other governmental action, now or hereafter in effect respecting military, naval, air or other governmental service, which may directly or indirectly affect the Player, Club or the League and subject also to the right of the Commissioner to suspend the operation of this contract during any national emergency during which Major League Baseball is not played. the Club shall have the right by written notice to the Player at his address

Commissioner

12. The term "Commissioner" wherever used in this contract shall be deemed to mean the Commissioner designated under the Major League Constitution, or in the case of a vacancy in the office of Commissioner, the Executive Council or such other body or person or persons as shall be designated in the Major League Constitution to exercise the powers and duties of the Commissioner during such vacancy.

Supplemental Agreements

'The Club and the Player covenant that this contract, the Basic Agreement, the Agreement Re Major League Baseball Players Benefit Plan effective April I, 2012 and Major League Baseball's Joint Drug Prevention and Treatment Program and applicable supplements thereto fully set forth all understandings and agreements between them, and agree that no other understandings or agreements, whether heretofore or hereafter made, shall be valid, recognizable, or of any effect whatsoever, unless expressly set forth in a new or supplemental contract executed by the Player and the Club (acting by its President or such other officer as shall have been thereunto duly authorized by the President or Board of Directors as evidenced by a certificate filed of record with the Commissioner) and complying with the Major League Rules.

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Special Covenants

I. Term

This Contract shall cover the following Championship Seasons:

2015

II. Compensation and Payment Schedule

Minor League Salary

In accordance with Paragraph 2 of the Uniform Player's Contract and subject to the Minimum Salary Requirements of the Basic Agreement, for each day of service while in the Minor Leagues, Player shall be paid at the following Annual rate(s):

Year	AAA	AA	A	Full Season A	Short A	Rookie Advanced	Rookie
2015	$92,548	$92,548	$92,548	$92,548	$92,548	$92,548	$92,548

Major League Salary

In accordance with Paragraph 2 of the Uniform Player's Contract, for each day of service while in the Major Leagues, Club shall pay the Player a salary (less applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld), at a rate and for the season(s) indicated below in the following manner:

Year	Salary
2015	$ 509,250

III. Award Bonuses

In addition to the compensation listed above, Club agrees to pay Player the following Award Bonus if Player is officially designated as the recipient of the following Major League award during the 2015 Major League Championship Season:

• If Player is selected to participate in the mid-season All-Star Game (whether by traditional fan voting, voting by his player peers, selection by the All-Star manager, as a substitute for an injured player or as the internet "Final Vote" by the fans), Club shall pay Player a bonus of Ten Thousand Dollars ($10,000).

Payment for achievement of this Award Bonuses will be made on or before November 30,2015.

IV. Additional Special Covenants

Payroll Deduction

As a convenience for the Player, the Club shall pay obligations incurred by the Player as listed and the Player authorizes the Club to make deductions from salary to reimburse the Club for:

A) Any and all hotel charges over and above the room charge (i.e., restaurant, movies, telephone, etc.) in the Club's hotels on all road trips in the event that the Player fails to fully pay such charges. In the event Player fails to fully make such payments upon check-out, the Club shall also impose a Twenty-Five Dollar ($25.00) service charge on the Player per each occurrence, which shall also be deducted from Player's salary and donated to a charity of the Club's choice;

B) Any monies advanced to the Player by the Club; and

C) Any other items not specified in this Contract which might be paid by the Club at the request of or on behalf of the Player.

Team Rules

The Player agrees to fully comply with the official Team Rules as enacted by the Club from time to time.

Withholding

All payments made hereunder shall be subject to all applicable taxes and withholdings pursuant to federal, state, local and other applicable tax laws, regulations and rulings and such withholdings or source deductions shall be made by the Club in accordance with its then-current payroll policies and practices.

Currency

All references to dollar amounts or payments under this Contract shall be in United States Dollars ("USD") unless indicated otherwise.

Amendments

The Club and the Player agree that the terms, conditions and requirements of this Contract or any part hereof, may be amended, modified, revised, supplemented or deleted only by mutual agreement of the Club and the Player expressed in writing and signed by the Parties.

Time of the Essence

Time shall be of the essence hereof.

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Governing Law/Jurisdiction and Venue

This Contract and any amendments thereto shall be governed by and construed in accordance with the laws of the State of California. Subject to the MLB Rules, any and all actions arising out of this Contract shall be instituted and maintained in a court of competent jurisdiction in the County of Orange, State of California.

Severability

If any terms or provisions of this Contract shall be found to be void or contrary to law or the MLB rules or the Basic Agreement (collectively, "MLB Rules"), then such term or provision shall, but only to the extent necessary to bring this Contract within the requirements of law or the MLB Rules (as applicable), be deemed to be severable from the other terms and provisions hereof, and the remainder of this Contract shall be given effect as if the parties had not intended the severed term herein; provided, that the Club and the Player may negotiate mutually acceptable adjustment of such severed terms of this Contract to restore the Contract, to the greatest extent possible, to the respective positions intended on the date hereof.

Headings

The headings of the Paragraphs of this Contract have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Entire Agreement

This Contract shall constitute the entire agreement between the Club and the Player with respect to the subject matter hereof and shall supersede any prior or contemporaneous written or oral communications.

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Approval

This contract or any supplement hereto s {not be valid or effective unless and until approved by the Commissioner.

Signed in duplicate this 26th day of February, A.D. 2015

/s/ Andrew Heaney		Angels Baseball LP
	(Player)		(Club)

[***]		By:	s/ Justin Hollander
	(Home Address of Player)		Justin Hollander	(Authorized Signature)

Dir of Baseball Operations
(Title)

FOR COMMISSIONER'S OFFICE USE ONLY

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REGULATIONS

1.The Club's playing season for each year covered by this contract and all renewals hereof shall be as fixed by the Office of the Commissioner.

2.The Player, when requested by the Club, must submit to a complete physical examination at the expense of the Club, and if necessary to treatment by a physician, dentist, certified athletic trainer or other medical professional in good standing. Upon refusal of the Player t-o submit to a complete medical or dental examination, the Club may consider such refusal a violation of this regulation and may take such action as it deems advisable under Regulation 5 of this contract. Disability directly resulting from injury sustained in the course and within the scope of his employment under this contract shall not impair the right of the Player to receive his full salary for the period of such disability or for the season in which the injury was sustained (whichever period is shorter), together with the reasonable medical and hospital expenses incurred by reason of the injury and during the term of this contract or for a period of up to two years from the date of initial treatment for such injury, whichever period is longer, but only upon the express prerequisite conditions that (a) written notice of such injury, including the time, place, cause and nature of the injury, is served upon and received by the Club within twenty days of the sustaining of said injury and (b) the Club shall have the right to designate the_ health care facilities, physicians, dentists, certified athletic trainers or other medical professionals furnishing such medical and hospital services. Failure to give such notice shall not impair the rights of the Player, as herein set forth, if the Club has actual knowledge of such injury. All workmen's compensation payments received by the Player as compensation for loss of income for a specific period during which the Club is paying him in full, shall be paid over by the Player to the Club. Any other disability may be ground for suspending or terminating this contract.

3.The Club will furnish the Player with two complete uniforms, exclusive of shoes, unless the Club requires the Player to wear nonstandard shoes in which case the Club will furnish the shoes. The uniforms will be surrendered by the Player to the Club at the end of the season or upon termination of this contract.

4.The Player shall be entitled to expense allowances under the circumstances and in the amounts set forth in Article VII of the Basic Agreement.

5.For violation by the Player of any regulation or other provision of this contract, the Club may impose a reasonable fine and deduct the amount thereof from the Player's salary or may suspend the Player without salary for a reasonable period or both. Written notice of the fine or suspension or both and the reason thereof shall in every case be given to the Player and the Players Association. (See Article XII of the Basic Agreement.)

6.In order to enable the Player to fit himself for his duties under this contract, the Club may require the Player to report for practice at such places as the Club may designate and to participate in such exhibition contests as may be arranged by the Club, without any other compensation than that herein elsewhere provide for a period beginning not earlier than thirty-three (33) days prior to the start of the championship season; provided however, that the Club may invite players to report at an earlier date on a voluntary basis in accordance with Article XIV of the Basic Agreement. The Club will pay the necessary traveling expenses, including the first-class jet air fare and meals en route of the -Player from his home city to the training place· of the Club, whether he be ordered to go there directly or by way of the home city of the Club. In the event of the failure of the Player to report for practice or to participate in the exhibition games, as required and provided for, he shall be required to get into playing condition to the satisfaction of the Club's team manager, and at the Player's own expense, before his salary shall commence.

7.In case of assignment of this contract, the Player shall report promptly to the assignee Club within 72 hours from the date he receives written notice from the Club of such assignment.

8.Upon signing this contract, the Player shall execute the enclosed Life Insurance Notice and Consent Form in connection with the Club's participation in the League wide Player Life Insurance Program.

Post-Season Exhibition Games.. Major League Rule 18(b) provides:

(b) EXHIBITION GAMES. No player shall participate in any exhibition game during the period between the close of the Major League championship season and the following training season, except that, with the consent of the player's Club and permission of the Commissioner, a player may participate in exhibition games for a period of not less than 30 days, such period to be designated annually by the Commissioner. Players who participate in barnstorming during this period cannot engage in any Winter League activities.

Player conduct, on and off the field, in connection with such postseason exhibition games shall be subject to the discipline of the 1  Commissioner. The Commissioner shall not approve of more than three players of any one Club on the same team. The Commissioner shall not approve of more than three players from the joint membership of the World Series participants playing in the same game.

No player shall participate in any exhibition game with or against any team which, during the current season or within one year, has had any ineligible player or which is or has been during the current season or within one year, managed and controlled by an ineligible player or by any person who has listed an ineligible player under an assumed name or who otherwise has violated, or attempted to violate, any exhibition game contract; or with or against any team which, during said season or within one year, has played against teams containing such ineligible players, or so managed or controlled. Any player who participates in such a game in violation of this Rule 18 shall be fined not less than $50 nor more than $500, except that in no event shall such fine be less than the consideration received by such player for participating in such game.

PRINTED IN U.S.A.	REVISED AS OF DECEMBER 2011

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LIFE INSURANCE NOTICE AND CONSENT FORM

I. Your Club intends to insure your life under a life insurance policy (the "Policy"). The purpose of the Policy is to offset amounts that the Club may pay under your Uniform Player's Contract ("Player Contract") in the event of your death.

2. The maximum aunt of life insurance coverage for which you may be insured at the time the Policy is issued will be equal to the sum of:

•	The Major League salary provided under your Player Contract, up to one million dollars ($1,000,000) and (if applicable)

•	Seventy-five percent (75%) of the amount by which the Major League salary provided under your Player Contract exceeds one million dollars ($1,000,000.00).

In no event will the amount for which your life is insured under the Policy ever exceed a maximum limit of thirty million dollars ($30,000,000.00). The amount of coverage that your Club purchases under the Policy may be reduced under certain circumstances in order to reflect (if applicable) other insurance coverage on your life. The amount of insurance coverage that your Club purchases under the Policy will decrease over time as the amount owed under your Player Contract is paid to you.

3. Your Club may purchase insurance coverage on you under the Policy before you and your Club sign your Player Contract. Your Club will do so only when and if there is an agreement in principle with you as to the terms of your Player Contract and such terms have been reported to, and confirmed by, the Office of the Commissioner of Baseball and the Major League Baseball Players Association.

4. The Policy and this consent form will be valid for the length of your Player Contract. Each time you enter into a new or revised Player Contract, a new Policy will be purchased and you will be asked to sign a new consent form.

5. Your Club will be the sole beneficiary of any life insurance proceeds payable under the Policy in the event of your death.

Consent of Employee for Life Insurance Coverage

By signing below, I agree to, consent to, and understand the following:

A. I may be insured under the Policy up to a maximum face amount equal to the sum of:

•	The Major League salary provided under my Player Contract, up to one million dollars ($1,000,000), and (if applicable)

•	Seventy-five percent (75%) of the amount by which the Major League salary provided under my Player Contract exceeds one million dollars ($1,000,000.00).

B. The amount for which my life is insured under the Policy will never exceed a maximum limit of thirty million dollars ($30,000,000.00). The amount of coverage may be reduced under certain circumstances in order to reflect (if applicable) other insurance coverage on my life. The amount of insurance coverage will decrease over time as the amount owed under my Player Contract is paid to me.

C. My Club (or a Trust established by my Club and other Major League Baseball clubs) will be the owner of the Poli.cy. My Club will be the beneficiary of the Policy.

D. Neither my heirs nor I will receive any rights or benefits, including the payment of a death benefit, under the Policy. The death benefit under the Policy will be payable to my Club. This consent has no effect on any other life insurance policies I hold or that any other person holds on my life.

Proposed Insured (please complete)

Name (First, Middle Initial, Last):	Andrew M. Heaney
Date of Birth:	[***]

[***]
(Home address: street/city/state/zip)

/s/ Andrew Heaney	Andrew Heaney	2-26-15
Signature of Insured	Print Name of Insured	Date

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